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                                                                   Exhibit 10(b)


                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                              --------------------

      The Employment Agreement by and between FLEET FINANCIAL GROUP, INC., a Rhode Island corporation (the "Company"), and CHARLES K. GIFFORD (the "Executive"), dated as of March 14, 1999 (the "Agreement") is hereby amended, effective as of February 7 , 2000, as set forth below.

      1. Section 5(a)(i)(A) of the Agreement is hereby restated in its entirety to read as follows:

            (A) the "Severance Payments" as defined in Section 6.1 of the Prior Agreement (including without limitation payment to the Executive on account of the items described in paragraph (C) of such Section 6.1), representing the amounts and benefits to which the Executive would have been entitled under the Prior Agreement, as determined by the Auditor no later than 30 days after the execution of this Agreement, plus interest from the Effective Date to the date of the payment of such Severance Payments (the "Interest Term"), at an annual rate equal to the "prime" rate as in effect from time to time (subject to the limitation that the average interest rate used during the Interest Term shall in no event exceed 10%), compounded daily (the "New Severance Payment"), provided that the Executive may elect to reduce the Severance Payments by the amount described in paragraph (B) of Section 6.1 of the Prior Agreement and, in lieu thereof, receive for a period of three years following the Date of Termination the continuation of the benefits described in Section 3(f)(ii); and

      2.    The following new Section 5(e) is hereby added immediately following
            Section 5(d) of the Agreement.

            (e) Notwithstanding anything contained in this Agreement to the contrary, the Executive shall not be entitled to receive any of the payments set forth in this Section 5 until the earlier of (i) such time as the limitations on deductibility imposed by Section 162(m) of the Code are no longer applicable to remuneration paid by the Company to the Executive and (ii) three (3) months following the Date of Termination.

      IN WITNESS WHEREOF, the Executive and the Company have caused this Amendment to the Agreement to be entered into, as of the day and year set forth above.


                                /s/ CHARLES K. GIFFORD
                                ------------------------------------------------
                                CHARLES K. GIFFORD


                                FLEET BOSTON CORPORATION


                                By: /s/ EUGENE M. MCQUADE
                                    --------------------------------------------
                                Title: Vice Chairman and Chief Financial Officer
                                       -----------------------------------------